EXHIBIT 99.1

PRESS RELEASE

Contact: Phone:	Mark Hood SVP, Finance and Administration 314-633-7255

Panera Bread Company to Present at
Thomas Weisel Partners Growth Forum 5.0

St. Louis, MO June 12, 2003 — Panera Bread Company (Nasdaq: PNRA) will be presenting at the Thomas Weisel Partners Growth Forum 5.0 to be held in Santa Barbara on Monday, June 16, 2003 at 8:10 AM PDT. An audio webcast of the presentation will be available over the Internet at http://www.veracast.com/webcasts/twp/growth-forum-2003/83102444.cfm. A replay will be available for 30 days.